UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

 Date of report (Date of earliest event reported):      October 10, 2014

AdCare Health Systems, Inc.
(Exact Name of Registrant as Specified in Charter)

Georgia	001-33135	31-1332119
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1145 Hembree Road Roswell, Georgia 30076
(Address of Principal Executive Offices)

(678) 869-5116
(Registrant’s telephone number, including area code)

Not applicable.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.
On October 10, 2014, AdCare Health Systems, Inc. (the “Company”), AdCare Administrative Services, LLC, AdCare Oklahoma Management, LLC and Hearth & Home of Ohio, Inc., each wholly owned subsidiaries of the Company, entered into a Second Amendment (the “Amendment”), with BAN NH, LLC, Senior NH, LLC, Oak Lake, LLC, Kenmetal, LLC, Living Center, LLC, Meeker Nursing, LLC, Meeker Property Holdings, LLC, MCL Nursing, LLC, McLoud Property Holdings, LLC, Harrah Whites Meadows Nursing, LLC, and Harrah Property Holdings, LLC (collectively, the “Brogdon Entities”), Christopher F. Brogdon and GL Nursing, LLC (“GL”), which amends that certain Letter Agreement (the “Agreement”), dated as of February 28, 2014 and as amended by that certain First Amendment (the “First Amendment”) dated as of May 15, 2014, by and among the parties thereto. The Brogdon Entities and GL are owned and/or controlled directly or indirectly by Mr. Brogdon, who is the Company’s Vice Chairman and beneficial owner of greater than 5% of the Company’s common stock, no par value per share (the “Common Stock”).
As previously reported on the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on March 7, 2014, pursuant to the Agreement, Mr. Brogdon executed a promissory note (the “Note”) in favor of the Company in a principal amount of $523,663, which represents amounts owed by Mr. Brogdon, GL and the Brogdon Entities to the Company and certain of its subsidiaries with respect to fees relating to the Company’s management of certain skilled nursing facilities owned by the Brogdon Entities and in connection with the Company’s assignment to GL in May 2012 of its rights to acquire a skilled nursing facility located in Lonoke, Arkansas.
As previously reported on the Company's Current Report on Form 8-K filed with the SEC on May 21, 2014, pursuant to the First Amendment, the Company agreed to pay an amount of $92,323 (the “Tax Obligation”) to the appropriate governmental authorities of Jefferson County, Alabama, such amount representing outstanding real property taxes due on that certain assisted living facility located at 1851 Data Drive, Hoover, Alabama (the “Riverchase Facility”). The Company determined that it was in its best interest to make the Tax Payment in order to preserve the Company’s interest in the sale of the Riverchase Facility as contemplated by the Agreement. The Riverchase Facility is owned by Riverchase Village ADK, LLC (“Riverchase Village”), which is the Company’s variable interest entity and which is owned and controlled by Mr. Brogdon. Riverchase Village has entered into a purchase agreement to sell the Riverchase Facility to an independent third party.
Pursuant to that certain Consulting Agreement, dated as of December 31, 2012, between Mr. Brogdon and the Company (as amended, the “Consulting Agreement”), the parties agreed that if the sale of the Riverchase Facility did not occur on or before September 1, 2014, the balance of the consulting fee owed to Mr. Brogdon under the Consulting Agreement would be offset against the amount owed by Mr. Brogdon under the Note. The sale of the Riverchase Facility did not occur on or before September 1, 2014 and Mr. Brogdon and the Company agreed that the balance of the consulting fee owed to Mr. Brogdon in the amount of $255,000 is to be offset against the Note and thereby reduce the principal amount of the Note.
The Amendment reduces the principal amount of the Note by the amount of the Tax Obligation which amount was added to the Note concurrently with the execution of the First Amendment. The principal balance of the Note is currently $268,663.
In addition, Riverchase Village owed a principal payment in the amount of $85,000 (the “Principal Obligation”) with respect to certain revenue bonds issued by the City of Hoover in connection with the Riverchase Facility (the “Bonds”). Because the Company is a guarantor of Riverchase Village’s obligations with respect to the Bonds, and in order to preserve the Company's interest in the sale of the Riverchase Facility, the Company paid and satisfied the Principal Obligation.
In connection with the Tax Obligation and the Principal Obligation, Riverchase Village issued a note to the Company (the “Riverchase Note”) in the principal amount of $177,323. The Riverchase Note does not bear interest.
Furthermore, the Amendment amends the Agreement so that upon the closing of the sale of the Riverchase Facility to a third party purchaser, the net sales proceeds from such sale shall be distributed so that any net sales proceeds shall firstly be paid to the Company to satisfy the $177,323 amount outstanding under the Riverchase Note.
Descriptions of the Riverchase Note, the Note and the Amendment are qualified in their entirety by reference to the full text of each, copies of which are filed hereto as Exhibit 99.1, Exhibit 99.2 and Exhibit 99.3 respectively, and are incorporated herein by reference.
For a further description of the Company’s relationship with Mr. Brogdon, see the information set forth in: (i) the section entitled “Note to Consolidated Financial Statements - Note 19. Related Party Transactions” and “Note to Consolidated Financial Statements - Note 20. Subsequent Events” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013; (ii) the section entitled “Certain Information and Related Party Transactions” of the Company’s Proxy Statement on Schedule 14A filed with the SEC on October 29, 2013; and (iii) the section entitled "Notes to Consolidated Financial Statements - Note 15. Related Party Transactions" of the Company's Quarterly Report on Form 10-Q for the three months ended June 30, 2014.

Item 3.02. Unregistered Sales of Equity Securities.
On October 10, 2014, the Company issued to Mr. William McBride, III, a director of the Company and the Company’s Chief Executive Officer and President, a ten-year warrant (the “Warrant”) to purchase 300,000 shares of the Common Stock, with an exercise price of $4.49 per share (the “Warrant Shares”). The Warrant shall vest as to one-third of the Warrant Shares on each of the three subsequent anniversaries of the grant, with the vesting of the Warrant accelerating upon termination of Mr. McBride's employment (other than a termination by the Company for “cause” or by Mr. McBride without “good reason”, as such terms are defined in his employment agreement).
The Warrant was issued as an inducement to Mr. McBride’s employment with the Company. The Warrant was issued, and the Warrant Shares issuable upon exercise of the Warrant will be issued, without registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to an exemption from the registration requirements of the Securities Act afforded by Section 4(a)(2) thereof. The Company relied upon such exemption because, among other things, the issuance of the Warrant was an isolated private transaction by the Company which did not involve a public offering and did not involve any general solicitation or general advertising.
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
Appointment of Mr. McBride as Chief Executive Officer and Director
On October 10, 2014, the Board of Directors (the “Board”) of the Company appointed Mr. McBride to serve as its Chief Executive Officer and President, and as a member of the Board serving as a Class I director, effective October 10, 2014. Mr. McBride will serve as director for a term that expires at the Company’s annual meeting of shareholders to be held in 2017. In connection with Mr. McBride’s appointment, Mr. David A. Tenwick will resign his position as the Company’s Interim Chief Executive Officer but will continue to serve as the Chairman of the Board.
In connection with Mr. McBride's appointment, the Company executed an executive employment agreement (the “Employment Agreement”) dated October 10, 2014. Pursuant to the Employment Agreement, the Company will employ Mr. McBride as its Chief Executive Officer and President on the following terms: (i) the Company will pay to Mr. McBride an annual base salary of $300,000 during the first year and $200,000 per year thereafter; (ii) Mr. McBride will be eligible to earn, based on reasonably expected performance, an annual bonus with a target amount equal to 100% of his base salary; and (iii) the Company will provide to Mr. McBride such other benefits as other executives of the Company receive, including severance pay and related benefits if Mr. McBride’s employment is terminated by him for good reason or by the Company without cause. Pursuant to the Employment Agreement, Mr. McBride will serve an initial term of three years, subject to automatic consecutive renewal terms of one year unless the Company provides notice of non-renewal pursuant to the Employment Agreement.
In connection with Mr. McBride’s employment, the Company will grant to Mr. McBride: (i) 150,000 shares of Common Stock, which shall vest as to one-third of the shares on each of the three subsequent anniversaries of the grant date; (ii) 50,000 shares of Common Stock to be granted on January 1, 2015, which shall vest as to one-third of the shares on each of the three subsequent anniversaries of the grant date; and (iii) the Warrant. The Common Stock grants described above will be granted pursuant to the Company’s 2011 Stock Incentive Plan.
If Mr. McBride is terminated for cause, then he shall receive any accrued but unpaid salary through his termination date or if Mr. McBride terminates his employment without good reason, then he shall receive any accrued but unpaid salary through his termination date and any earned but unpaid bonus amounts with respect to the preceding completed fiscal year. In the event that Mr. McBride: (i) is terminated without cause; (ii) terminates his employment for good reason; or (iii) is terminated due to a “change of control” (as such term is defined in the Employment Agreement) of the Company, then Mr. McBride will receive a lump sum amount equal to (a) $700,000 if his termination occurs prior to the third anniversary of the date of the Employment Agreement or (b) two times his then-current base salary if his termination occurs after the third anniversary of the date of the Employment Agreement. Upon the occurrence of any of the events described in (i), (ii) and (iii), the awards of Common Stock and the Warrant described above shall automatically accelerate so as to be fully vested as of his termination date. In the event that the Company declines to renew the Employment Agreement after its term, the Company shall pay to Mr. McBride a lump sum severance payment equal to two times his then-base salary and shall also reimburse Mr. McBride for his monthly premiums paid under the Consolidated Omnibus Budget Reconciliation Act of 1985 for up to 18 months. In the event Mr. McBride is terminated due to his death or disability, Mr. McBride (or his estate or beneficiaries, as the case may be) shall receive a lump sum severance payment equal to a pro-rata bonus payment amount calculated as the product of any bonus Mr. McBride would have earned for the fiscal year times a fraction representing the portion of the year he was employed prior to such termination.
From 2002 until October 2014, Mr. McBride, age 54, served as the principal and owner of Santa Barbara Aircraft Management and Coastal Aircraft Maintenance, which provided management and maintenance services for turbine aircraft. From 1994 to 2000, Mr. McBride was employed by Assisted Living Concepts, a publicly-traded assisted living company, ultimately serving as its Chairman and Chief Executive Officer. From 1992 to 1997, Mr. McBride served as the President and Chief Operating Officer and as a Director of LTC Properties, a real-estate investment trust. Mr. McBride has previously served on the Board of Directors of Malan Realty Properties, a publicly-traded commercial property real estate investment trust.
There are no family relationships between Mr. McBride and any director or officer of the Company. Except as disclosed herein, there is no arrangement or understanding with any person pursuant to which Mr. McBride was appointed to serve as the Company’s Chief Executive Officer and President.
The description of the Employment Agreement is qualified in its entirety by reference to its full text, a copy of which is filed hereto as Exhibit 99.4, and is incorporated herein by reference.
Appointment of Mr. Morrison to Board
On October 10, 2014, the Board increased the size of its membership from six to eight members and appointed Mr. Brent Morrison as a director of the Company to fill the vacancy created thereby, serving as a Class II director for a term that expires at the Company’s annual meeting of shareholders to be held in 2016. The Board also appointed Mr. Morrison to serve as a member of the Audit Committee of the Board.
Mr. Brent Morrison, CFA, age 38, has been serving as a non-voting observer of the Board since January 2014. Mr. Morrison is currently the Managing Director of Zuma Capital Management LLC, a position he has held since 2012. Prior thereto, Mr. Morrison was the Senior Research Analyst at the Strome Group, a private investment firm, from 2009 to 2012, a Research Analyst at Clocktower Capital, LLC, a global long/short equity hedge fund based in Beverly Hills, California, from 2007 to 2009 and a Vice President of Wilshire Associates, a financial consulting firm, from 1999 to 2007.
Item 5.07. Submission of Matters to a Vote of Security Holders.
On August 14, 2014, the Company held a Special Meeting of Shareholders in Atlanta, Georgia (the “Meeting”). The matters listed below were submitted to a vote of the shareholders of the common stock at the Meeting. The proposals are described in detail in the Company’s proxy statement filed with the SEC on Schedule 14A on September 3, 2014. The number of votes cast for and against each proposal and abstention are set forth below.
Proposal 1. Approval of the Additional Leasing Transactions
The shareholders approved the Additional Leasing Transactions which transactions may constitute the lease of all or substantially all of the Company's property under Georgia law. The voting results were as follows:

FOR	AGAINST	ABSTAIN
10,842,144	53,054	6,907

Proposal 2. Approval of an adjournment of the Meeting in order to solicit additional proxies in favor of Proposal 1

The shareholders approved an adjournment of the Meeting. The voting results were as follows:

FOR	AGAINST	ABSTAIN
10,711,621	167,483	23,001
Item 7.01 Regulation FD Disclosure
On October 13, 2014, the Company issued a press release announcing that the Board had appointed Mr. McBride as Chief Executive Officer and President and as a member of the Board serving as a Class I director, effective as of the date thereof. A copy of the press release is furnished as Exhibit 99.5.
On October 15, 2014, the Company issued a press release announcing that at a special meeting of shareholders held on October 14, 2014, the Company’s shareholders approved certain leasing transactions, effectively authorizing the Company to pursue the previously announced strategic plan to transition the Company to a healthcare property holding and leasing company. The Company also announced the appointment of Mr. Morrison to the Board. A copy of the press release is furnished as Exhibit 99.6.
The information provided pursuant to this Item 7.01 of this Current Report on Form 8-K, including Exhibits 99.5 and 99.6, are “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section, and shall not be incorporated by reference in any filing made by the Company under the Exchange Act or the Securities Act, except to the extent expressly set forth by specific reference in any such filings.
Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits.

99.1    Note, dated October 10, 2014, by and among AdCare Health Systems, Inc. and Riverchase Village ADK, LLC.

99.2    Second Amended and Restated Note, dated October 10, 2014, by and among AdCare Health Systems, Inc. and Christopher F. Brogdon.

99.3    Second Amendment, dated October 10, 2014, by among AdCare Health Systems, Inc., AdCare Administrative Services, LLC, AdCare Oklahoma Management, LLC, Hearth & Home of Ohio, Inc., BAN NH, LLC, Senior NH, LLC, Oak Lake, LLC, Kenmetal, LLC, Living Center, LLC, Meeker Nursing, LLC, Meeker Property Holdings, LLC, MCL Nursing, LLC, McLoud Property Holdings, LLC, Harrah Whites Meadows Nursing, LLC, Harrah Property Holdings, LLC, Christopher F. Brogdon, and GL Nursing, LLC.

99.4    Executive Employment Agreement, dated October 10, 2014, by and among AdCare Health Systems, Inc. and William McBride III.

99.5    Press release issued October 13, 2014.

99.6    Press release issued October 15, 2014.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 17, 2014	ADCARE HEALTH SYSTEMS, INC.

/s/ David A. Tenwick
David A. Tenwick
Interim Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Description

99.1	Note, dated October 10, 2014, by and among AdCare Health Systems, Inc. and Riverchase Village ADK, LLC.

99.2	Second Amended and Restated Note, dated October 10, 2014, by and among AdCare Health Systems, Inc. and Christopher F. Brogdon.

99.3
Second Amendment, dated October 10, 2014, by among AdCare Health Systems, Inc., AdCare Administrative Services, LLC, AdCare Oklahoma Management, LLC, Hearth & Home of Ohio, Inc., BAN NH, LLC, Senior NH, LLC, Oak Lake, LLC, Kenmetal, LLC, Living Center, LLC, Meeker Nursing, LLC, Meeker Property Holdings, LLC, MCL Nursing, LLC, McLoud Property Holdings, LLC, Harrah Whites Meadows Nursing, LLC, Harrah Property Holdings, LLC, Christopher F. Brogdon, and GL Nursing, LLC.

99.4	Executive Employment Agreement, dated October 10, 2014, by and among AdCare Health Systems, Inc. and William McBride III.

99.5	Press release issued October 13, 2014.

99.6	Press release issued October 15, 2014.